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                                                                EXHIBIT 23 (iii)

                         BEHRE DOLBEAR & COMPANY, INC.
                         Minerals Industry Consultants
================================================================================


275 Madison Avenue                                         TEL: (212)684-4150
New York, New York 10016                                   FAX: (212)684-4438


                                November 15, 1996


Nevada Manhattan Mining Inc.
c/o Reinstein, Pantell & Calkins
10940 Wilshire Boulevard
Suite 1550
Los Angeles, CA 90024-3942

RE: REGISTRATION PURSUANT TO FORM BD

Dear Mr. Pantell:

This letter is intended to confirm that the undersigned has reviewed the draft prospectus to be filed in connection with the Company's form BD registration statement and with the added comments, hereby consents to the use of this organization's name as disclosed in said draft.

This letter shall also serve to confirm that the undersigned has received appropriate authorization from his organization to execute this letter, to provide the representation herein contained, and to authorize you to provide this letter to the Securities and Exchange Commission as evidence of same.



                                           Sincerely yours,


                                           /s/ TA M. LI
                                           -------------------------------------
                                           Ta M. Li
                                           Vice President, Corporate Development


cc:    William R. Wilson



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